Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 28, 2012, included in United States Brent Oil Fund, LP Form 10-K, relating to the statements of financial condition of United States Brent Oil Fund, LP, as of December 31, 2011 and 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 2, 2012